Exhibit 8.1

Ascendis Pharma A/S

Tuborg Boulevard 5

2900 Hellerup

Re. Registration with the US Securities and Exchange Commission of ordinary shares of the Issuer

1.        Introduction

1.1       I act as Danish legal adviser to the Issuer in connection with the Registration. This opinion is being furnished in connection with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the statements in the Registration Statement under the heading “Danish Tax Considerations”. Certain terms used in this opinion are defined in Annex 1 (Definitions).

2.        Danish Law

2.1       This opinion is limited to Danish law in effect on the date of this opinion and we express no opinion with regard to the laws of any other jurisdiction. The opinion (including all terms used in it) is in all respects to be construed in accordance with Danish law.

3.        Scope of Inquiry

3.1       For the purpose of this opinion, I have examined, and relied upon the accuracy of the factual statements and compliance with the undertakings in, the following documents:

3.1.1    A copy of the Registration Statement.

3.1.2    A copy of the Issuer’s deed of incorporation and articles of association in effect on today’s date.

20.5.2016 Ref. 30701 ID 1414 Lars Lüthjohan Jensen attorney at law +45 3319 3749 llj@mazanti.dk Legal Secretary Charlotte Elisa Maksi +45 3319 3785 cma@mazanti.dk

2

3.2	In addition, I have examined such documents, and performed such other investigations, as I consider for the purpose of this opinion. My examination has been limited to the text of the documents. –With your consent, I have relied upon certificates and other assurances of officers of the Issuer and others as to factual matters without having independently verified such factual matters.

4.	Opinion

4.1	Based on the documents and investigations referred to in paragraph 3, I am of the following opinion:

The statements in the Registration Statement under the heading “Danish Tax Considerations”, to the extent that they include statements as to Danish tax law, are correct.

5.	Reliance

5.1	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

5.2	Any and all liability and other matters relating to this opinion shall be governed exclusively by Danish law and the Danish courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

5.3	The Issuer may:

a)	file this opinion as an exhibit to the Registration Statement; and

b)	refer to Mazanti-Andersen Korsø Jensen Law Firm giving this opinion under the heading “Validity of the Securities” in the Prospectus included in the Registration Statement.

5.4	The previous sentence is no admittance from me (or Mazanti-Andersen Korsø Jensen) that I am (or Mazanti-Andersen Korsø Jensen is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours sincerely,

/s/ Lars Lüthjohan Jensen

Lars Lüthjohan Jensen

3

Annex 1 – Definitions

In this opinion:

“Danish law” means the law directly applicable in Denmark.

“Issuer” means Ascendis Pharma A/S, with corporate seat in Gentofte, Denmark.

“Registration” means the registration of the Registration Shares with the SEC under the Securities Act.

“Registration Shares” means those ordinary shares, which may be represented by American Depositary Shares, that the Issuer may sell and issue from time to time under the Registration Statement.

“Registration Statement” means the registration statement on Form F-3, including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), filed on the date hereof by the Issuer to register with the SEC under the Securities Act the sale and issuance of ordinary shares (which may be represented by American Depositary Shares) by the Issuer, with any aggregate public offering price not to exceed $250,000,000.00.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.